EXHIBIT 10.10 - EMPLOYMENT AGREEMENT FOR ERNEST DESAYE
  JR.
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                  EMPLOYMENT AGREEMENT
                        BETWEEN
         A SUBSIDIARY CORPORATION TO BE FORMED BY
                 THE AUXER GROUP, INC.
                          AND
                   ERNEST R. DESAYE, JR.
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  AGREEMENT dated this 22 day of April, 1999, between a
  subsidiary corporation to be formed by THE AUXER GROUP, INC., a New Jersey corporation to be formed (hereinafter the "Company") which will have its principal place of business at 30 Galesi Drive, Wayne, NJ 07470, and Ernest
  R. DeSaye, Jr. (hereinafter the "Employee").
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  WHEREAS, the Company desires to acquire the services of
  Employee because of his special knowledge and skills;
  and,
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  NOW, THEREFORE, in consideration of the foregoing, ten
  dollars paid in hand, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the following is agreed:
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  1.     DUTIES
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  The Company hereby employs Employee as a manager of the
  business which has been conveyed this day to the Company, having powers and duties in that capacity as set for the from time to time by the President of the Company.
  Employee shall devote his full time and best efforts to
  the Business of the Company.
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  2.     COMPENSATION
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  As compensation for his services to the Company, in
  whatever capacity rendered, the Company shall pay to Employee once every two weeks the sum of $1,731 as gross salary. This salary shall be paid over the term of this Agreement which is five years, with a 5% increase being made on each anniversary date of this Agreement. This Agreement shall be renewed for one additional five year term provided that all material terms of this Agreement are performed by Employee provided that both mutually
  agree.
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  In addition, Employee shall be entitled to incentive
  payments as follows:  1) cash equal to one percent (1%)
  of the gross profit (gross sales less discounts less
  costs of goods sold) derived from house accounts defined
  as all current accounts of Hardyston Distributor
  purchased today by the Company; 2) cash equal to two percent (2%) of the gross profit on all new clients obtained during the term of this agreement only on orders placed by each of said new clients for twelve months following said each new client's first order where after said account will become a house account; 3) stock or stock options equal in cash value based upon the average
  of the bid and asked price on the day preceding the date
  of issuance equal to one percent (1%) of gross profit on all supervised accounts upon achieving in excess of one million dollars ($1,000,000) in total revenue for a fiscal year; and, 4) stock or stock options equal in cash value based upon the average of the bid and asked price on the day preceding the date of issuance equal to one-half percent (0.5%) of the gross profit in excess of two million dollars ($2,000,000) in total revenue for a
  fiscal year, so that the total stock and stock option compensation under items 3) and 4) of this paragraph 2 shall equal 1.5% of the gross profit on total revenue above said two million dollars. ($2,000,000).
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  3.     EXPENSES
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  The Employee may incur reasonable expenses for promoting
  the business of the Company, including expense for
  travel, entertainment and similar items.  The Company
  will reimburse the Employee for all such expenses upon
  the presentation by the Employee, from time to time, of
  an itemized account justifying such expenditures. Such reimbursement shall be provided within 30 working days of such presentation by Employee. If the Company determines, in its sole discretion, that this method allowing expenses is not in the best interest of the Company, the Company may impose such other method, if any, for allowing such expense, including elimination of
  the same.
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  4.     NOTICE
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  Any notice required to be given pursuant to the
  provisions of this Agreement shall be in writing and by registered mail, and mailed to the parties at the following addresses:
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  COMPANY:     30 Galesi Drive
               Suite 304
               Wayne, NJ  07470
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  EMPLOYEE:    22-B Lasinski Road
               Franklin, NJ  07416
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  5.     TERMINATION
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  This Agreement may be terminated in any one of the
  following manners:
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       1.  The death of Employee
       2.  The failure of the company, as evidenced by
           filing under the Bankruptcy Act for liquidation, or the making of an assignment for the benefit of creditors; or,
       3. A material breach of the Assignment and Non-Disclosure Agreement executed between the
           Company and the Employee.
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  6.     APPLICABLE LAW
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  This Agreement shall be governed by the laws of the State of New Jersey and shall be enforceable only in the
  Superior Court of New Jersey for Bergen County. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.
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  7.     BINDING EFFECT
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  This Agreement shall have binding effect upon the parties hereto, when approved by the Board, and upon their respective personal representatives, legal representatives, successors and assigns.  Any waiver of
  any breach of this Agreement shall be made in writing and shall be applicable only to such breach and shall not be construed to waive any subsequent or prior breach other than the specific breach so waived.
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  8.     SUPERSEDES EARLIER AGREEMENTS
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  This Agreement supersedes all earlier agreements between
  the Employee and the Company with respect to Employee's employment by the Company.
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  IN WITNESS WHEREOF, the parties have executed this
  Agreement the date first written above.
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                                THE AUXER GROUP, INC.
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  Ernest R. DeSaye, Jr.         Eugene Chiaramonte, Jr.
                                President
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